U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Mad Marketing, Inc.,
                              --------------------
             (Exact name of registrant as specified in its charter)

Nevada                                5045                          45-0462254
------                                ----                          ----------
(State or other           (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of           Classification Code Number)      Identification No.)
incorporation or
organization)

207 9th Avenue, N.W. , Mandan, North Dakota                              58554
-------------------------------------------                              -----
(Address of registrant's principal executive offices)               (Zip Code)

                                 (701) 663-5198
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

                                  Michael Gerl
                              207 9th Avenue, N.W.
                           Mandan, North Dakota 58554
                           --------------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           Offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                10,000,000                $0.05                $500,000             $46.00
====================================== ======================== ==================== ======================= ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                              Mad Marketing, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock

         We intend to provide custom computers constructed to our clients' specifications. We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all of the shares offered by us are purchased, the proceeds to us will be $500,000. We may receive less than $500,000 if all of the offered shares are not purchased.

         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         After the offering, our management will own 28.3 % of the issued and outstanding shares of common stock if all of the offered shares are sold. Investors may not revoke their subscription. The funds that are raised in this offering will not be deposited in an escrow account and will be available for immediate utilization by us.

         See "Risk Factors" on Pages 4 to 9 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is March 13, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..........................................................4
Risk Factors.................................................................4
Forward Looking Statements...................................................9
Use of Proceeds..............................................................9
Determination of Offering Price.............................................10
Dilution....................................................................10
Selling Security Holders....................................................11
Plan of Distribution........................................................12
Legal Proceedings...........................................................12
Directors, Executive Officers, Promoters and Control Persons................12
Security Ownership of Certain Beneficial Owners and Management..............13
Description of Securities...................................................14
Interest of Named Experts and Counsel.......................................14
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities..............................................14
Organization Within Last Five Years.........................................15
Description of Business.....................................................15
Management's Discussion and Analysis of Financial
Condition and Results of Operations.........................................20
Description of Property.....................................................21
Certain Relationships and Related Transactions..............................22
Market for Common Equity and Related Stockholder Matters....................22
Executive Compensation .....................................................23
Financial Statements........................................................24
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure.........................................35
Legal Matters...............................................................35
Experts.....................................................................35
Additional Information......................................................35
Indemnification of Directors and Officers...................................35
Other Expenses of Issuance and Distribution.................................36
Recent Sales of Unregistered Securities.....................................36
Exhibits....................................................................36
Undertakings................................................................37
Signatures..................................................................38
Power of Attorney...........................................................39

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

 Our Business:                      Our principal business address is 207 9th
                                    Avenue, N.W., Mandan, North Dakota, 58554;
                                    our telephone number is (701) 663-5198.

                                    We intend to provide our clients with
                                    customized computer systems. We anticipate providing our clients with customized computers which are constructed according to the specifications and needs of our clients. We hope to expand our operations by adding key staff, including a marketing specialist, and by expanding the number of our locations. We also hope to establish a website designed to attract new clients.

 Our state of organization:         We were incorporated in Nevada on May 22,
                                    2001.

Number of shares being offered:     We are offering for sale 10,000,000 shares
                                    of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.
                                    Investors will experience dilution of 6.0% or $0.003 per share if all of the offered shares are sold.

Number of shares outstanding        5,875,000 shares of our common stock are
after the offering:                 currently issued and outstanding. If all the
                                    offered shares are sold, 15,875,000 shares of our common stock will be issued and outstanding after the offering if all of the offered shares are sold.

 Estimated use of                   We will receive $500,000 if all of the
 proceeds:                          offered shares are sold. We intend to use
                                    any proceeds from such sale for marketing expenses and for working capital.


Summary financial information:      We had cash of $485 as at December 31, 2001.
                                    As at December 31, 2001, our total assets were $7,820, of which fixed assets (net) were $3,975. As at December 31, 2001, we had liabilities of $12,000. During the twelve month period ended December 31, 2001, we realized revenues of $59,951 from sale of our products and services compared to revenues of $104,285 during the corresponding period on 2000. Our cost of revenues during the twelve month period ended December 31, 2001 was $34,729 compared to cost of revenues of $70,747 during the corresponding period in 2000. Our gross profit for the twelve month period ended
                                    December 31, 2001 was $25,222 compared to a gross profit of $33,358 during the corresponding period in 2000. For the twelve month period ended December 31, 2001, we experienced a net loss of $14,733 compared to a net profit of $2,580 during the corresponding period in 2000.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. Specifically, we will not be able to expand our business into additional markets if we are not able to raise proceeds in this offering. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in May 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

During the twelve month period ended December 31, 2001, we experienced a net loss of $14,733. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. Specifically, we will need to raise additional funds in order to increase the markets within which we offer our products. We will also need to raise additional funds to adequately market our products. We may not be able to generate sufficient revenues to achieve profitable operations.

We face significant competition in our industry and our ability to generate revenue will be significantly hindered if we cannot successfully compete in the custom computer and service industry.

The computer sales and service industry is highly competitive and we compete with other companies. In our geographic markets, we compete with major suppliers of computers and related services. In general, competition for customers in these markets is intense. Consequently, our ability to attract and retain customers is dependent upon our ability to respond to technological advances, pricing changes and customer needs in a way which allows us to provide our customers with quality products and services.

Some of our competitors may have greater access to capital. Such competitors may use their resources to engage in aggressive advertising and marketing campaigns. They may also have the resources to provide a broader range of products and services than us. The current prevalence of aggressive advertising and promotion may force us to respond to pricing pressures. We expect that competition will continue to increase as market entry becomes easier. Furthermore, our competitors may possess a greater number, or higher level of, sales personnel and other related resources, thereby enabling our competitors to provide a broader range of products and services. Many of our competitors may also enjoy greater brand recognition. Any of one of these factors, or combination thereof, may result in increased competition, reduce our gross margins, or cause us to lose market share and decrease the value of our products and services.

Our ability to succeed is uncertain because we currently have limited sources of revenue and need additional funds to market our products; therefore, if we do not raise funds in this offering or if we fail to generate revenues, investors may lose all or part of their investment.

We have not yet engaged in any significant marketing of our products although during the twelve month period ended December 31, 2001, we earned revenues of $59,951. Because of lack of funds, our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate additional revenues. It will be difficult to raise revenues, however, if we do not have the funds to increase our marketing activities. Our ability to raise revenue will also be adversely affected if we are unable to expand the markets within which we offer our products.

Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to conduct marketing activities as well as inhibit our ability to expand our markets. As a result, our ability to generate revenue will be impaired. If we are unable to generate sufficient revenue, our business may fail and purchasers of the offered shares will likely lose their entire investment.

If we do not raise funds in this offering, we may not have adequate resources to market our products and expand our markets, thereby adversely affecting our ability to compete.

Most of our competitors have substantially greater experience, financial and technical resources and marketing and development capabilities. Many of those competitors with greater financial resources can afford to expend more funds to market their services and hire personnel. We may not be able to succeed in marketing and selling our products if we do not raise funds in this offering and if we are unable to secure any other financing. We cannot guaranty that our competitors will not succeed in marketing and selling products similar to ours in our markets.

To market our products, we may be required to raise funds in addition to the funds we hope to raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our products. Our failure to obtain funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to make a profit.

We depend on the efforts and abilities of certain of our senior management and a loss of such management could hinder our ability to conduct operations and generate revenues.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Michael Gerl, our President, Treasurer and a member of our Board of Directors, and Dina Gerl, our Vice President, Secretary and a member of our Board of Directors, have been involved with the Mad Marketing concept since in or around 1998 when they formed Mad Marketing, a sole proprietorship. Dina Gerl has a Masters Degree in Business Management and Marketing from the University of Maryland and studying Accounting at the University of Florida. We consider Michael and Dina Gerl to be key management. It is possible that if Michael Gerl terminated his relationship with us, Dina Gerl would also terminate his relationship with us. The loss of either Michael or Dina Gerl would likely have an adverse affect on our ability to raise revenue.

We cannot guaranty that each of our executives will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our key personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Through their share ownership, we believe our officers and directors have an incentive to remain with us. Specifically, our officers and directors will own 28.3% of our total issued and outstanding stock if all of the offered shares are sold. If only two-thirds of the offered shares are sold, our officers and directors will own 36.1% of our total issued and outstanding stock. We believe this significant ownership interest will encourage our officers and directors to remain with us. Our officers and directors will hold office until their resignations or removal.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Michael Gerl, our President, Treasurer and one of our directors has worked for Amoco since October 1989. Dina Gerl, our Vice President, Secretary and one of our directors, currently provides bookeeping services to Dr. Keeveney, As such, Mr. and Mrs. Gerl do not devote all of their business hours to our business. Specifically, Mr. and Mrs. Gerl devote approximately thirty hours to our business per week, each. We anticipate that Mr. and Mrs. Gerl will devote additional time to our business if we are able to raise the necessary funds to expand our marketing activities and expand the markets within which we offer our products. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

The results of our operations are directly affected by the cost of computer hardware and software. If the costs of those components increase significantly, our profitability will be reduced.

Our results of operations are affected significantly by fluctuations in the market prices of computer hardware and software. We buy our computer hardware and software at market-based prices from numerous suppliers. Our average purchase price for computer hardware and software may not continue to be stable. If the prices of such hardware and software increase significantly in the future, the cost of doing business will increase and our ability to continue operations may be affected.

Significant decreases in prices of customized computers could harm our business by decreasing the demand for our products and services, lowering the barriers to market entry and increasing market competitiveness.

A significant reduction in the price of customized computers could reduce the demand for our products and services by making it economically more attractive for other businesses to build their own custom computers and begin to compete with us. Furthermore, decreases in hardware and software prices could result in smaller businesses ceasing to use our products and services. In addition, if the price of computers significantly decreases, it could force us to reduce our prices and service fees in response to this reduction as a means to remain competitive with other customized computer providers.

The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. Our inability to respond, in a timely manner, to such factors will likely prevent us from increasing our market share and, as a result, lead to reduced revenue production.

We provide customized computers and related services. The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the continually evolving nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of customers and competitive products. Our success will also partially depend on our ability to develop and expand our product and service offerings.

There can be no assurance that any of our new or proposed products or services will achieve market acceptance. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance will likely harm our ability to respond to competition and attract new customers. As a result, our ability to earn revenue will be harmed.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that any new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical.

Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or in improving existing products and services that respond to technological changes or evolving industry standards. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect our ability to attract and retain customers, which, in turn, could harm our ability to earn revenue. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our ability to earn revenue will be harmed.

Risks related to this offering:

We arbitrarily determined the offering price of the shares of common stock; therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 98.8% of the capital for a 63% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have contributed assets or services which places the value of the common stock they hold at $0.001 per share, which is considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.05 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.003 in pro forma net tangible book value per share of common stock as of December 31, 2001.

Our existing shareholders control our operations and may be able to significantly influence matters requiring shareholder approval.

Our officers and directors will beneficially own approximately 33.5% of our common stock following the completion of this offering if all of the shares are sold, approximately 48.9% if half of the offered shares are sold, or 63.7% if twenty-five percent of the offered shares are sold. As a result, they will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors, approval of significant corporate transactions and decisions of whether a change in control will occur.

We may not realize sufficient proceeds from this offering to implement our business plan because we are offering shares in direct public offering, rather then using the experience of a broker-dealer.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $500,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. Assuming all of the shares are purchased, we intend to use 25% of the proceeds for marketing expenses and 75% of the proceeds for working capital. Specifically, marketing activities will include development of our proposed website and advertising in industry publications and focused mailings. Working capital expenses will include office supplies, general administrative expenses, purchasing components for our computers, and fixed operating expenses such as rent and insurance. If less than 75% of the offered shares are sold, then we intend to use the proceeds we receive for working capital only. We cannot guaranty that we will sell any or all of the shares we are offering for sale.

Determination of Offering Price
--------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                            Shares Issued                      Total Consideration                     Price
                               ----------------------------------------- --------------------------------------      Per Share
                                      Number               Percent             Amount             Percent            ---------
                                     --------             ---------            -------            --------
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders            5,875,000 Shares            37%               $5,875              1.2%              $0.001
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares             10,000,000 Shares           63%              $500,000             98.8%              $0.05
============================== ====================== ================== =================== ================== ==================
Total                            15,875,000 Shares          100%              $505,875             100%
============================== ====================== ================== =================== ================== ==================

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes that 5,000,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                              Shares Issued                      Total Consideration                  Price
                               ----------------------------------------- --------------------------------------     Per Share
                                         Number             Percent           Amount             Percent            ---------
                                         ------             -------           ------             -------
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders            5,875,000 Shares            54%               $5,875              2.3%              $0.001
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares             5,000,000 Shares            46%              $250,000             97.7%              $0.05
============================== ====================== ================== =================== ================== ==================
Total                            10,875,000 Shares          100%              $255,875             100%
============================== ====================== ================== =================== ================== ==================

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes that 2,500,000 shares of common stock will be sold.

======================== ========================================= ====================================== ==================
                                     Shares Issued                          Total Consideration                 Price
                         ----------------------------------------- --------------------------------------     Per Share
                               Number               Percent             Amount             Percent        ------------------
                               ------               -------             ------             -------
------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders     5,875,000 Shares           70.1%              $5,875              4.5%              $0.001
------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares      2,500,000 Shares           29.9%             $125,000             95.5%              $0.05
======================== ====================== ================== =================== ================== ==================
Total                     8,375,000 Shares           100%              $130,875             100%
======================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2001.

-------------------------------------------------------------- ----------------
Offering Price                                                 $0.05 per share
-------------------------------------------------------------- ----------------
Net tangible book value at December 31, 2001                   $0.00 per share
-------------------------------------------------------------- ----------------
Net tangible book value after giving effect to the offering    $0.047 per share
-------------------------------------------------------------- ----------------
Per Share Dilution to New Investors                            $0.003 per share
-------------------------------------------------------------- ----------------
Percent Dilution to New Investors                                      6.0%
-------------------------------------------------------------- ----------------

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 5,000,000 of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2001.

-------------------------------------------------------------- -----------------
Offering Price                                                 $0.05 per share
-------------------------------------------------------------- -----------------
Net tangible book value at December 31, 2001                   $0.00 per share
-------------------------------------------------------------- -----------------
Net tangible book value after giving effect to the offering    $0.024 per share
-------------------------------------------------------------- -----------------
Per Share Dilution to New Investors                            $0.026 per share
-------------------------------------------------------------- -----------------
Percent Dilution to New Investors                                     54.0%
-------------------------------------------------------------- -----------------


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 2,500,000 shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2001.

------------------------------------------------------------- -----------------
Offering Price                                                $0.05 per share
------------------------------------------------------------- -----------------
Net tangible book value at December 31, 2001                  $0.00 per share
------------------------------------------------------------- -----------------
Net tangible book value after giving effect to the offering   $0.016 per share
------------------------------------------------------------- -----------------
Per Share Dilution to New Investors                           $0.034 per share
------------------------------------------------------------- -----------------
Percent Dilution to New Investors                                    68.0%
------------------------------------------------------------- -----------------

Selling Security Holders
------------------------

The shares we are registering for sale are not yet issued and outstanding. Therefore, there are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser. The maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization.

We anticipate that Michael Gerl, our President, Treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Gerl is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

    o Mr. Gerl is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
    o Mr. Gerl will not be compensated for his participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
    o Mr. Gerl is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Gerl will restrict his participation to the following activities:

    o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
    o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
    o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: Texas.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
-------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

====================== =============== ========================================
Name                        Age        Position
---------------------- --------------- ----------------------------------------
Michael Gerl                 44        President, Treasurer and a director
---------------------- --------------- ----------------------------------------
Dina Gerl                    31        Vice President, Secretary and a director
---------------------- --------------- ----------------------------------------
Pauline Enyart               57        Director
====================== =============== ========================================

Michael Gerl. Mr. Gerl has been our President, Treasurer and one of our directors since our inception. Mr. Gerl is responsible for our day-to-day operations. Mr. Gerl has worked as an operator for Amoco since October 1989. Mr. Gerl writes bids for our products and teaches computer classes. He has not been an officer or director of any reporting company.

Dina Gerl. Mrs. Gerl has been our Vice President, Secretary and one of our directors since our inception. Mrs. Gerl earned a degree in Business Management and Accounting from the University of Maryland. She also studied Accounting at the University of Florida. Mrs. Gerl has worked as a waitress for the following restaraunts: International Restaurant; Bob Evans Restaurant; and Shades. She also worked as an intern for BTI. Mrs. Gerl is not an officer or director of any reporting company.

Pauline Enyart. Ms. Enyart has been one of our directors since our inception. From August 1966 to October 1977, Ms. Enyart worked as a scrub technician at St. Alexius Hospital in Bismarck, North Dakota. From October 1977 to the present, Ms. Enyart has worked as an oral surgery assistant at the Face and Jaw Surgery Center in Bismarck, North Dakota. Ms. Enyart is not an officer or director of any company.

Dina Gerl is the spouse of Michael Gerl. Pauline Enyart is Dina Gerl's mother and Michael Gerl's mother-in-law. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class  Name and Address of       Amount and Nature of    Percent of Class Percent of   Percent of        Percent of
                Beneficial Owner          Beneficial Owner        if no shares are Class if     Class if          Class if
                                                                  sold             10,000,000   5,000,000         2,500,000
                                                                                   shares are   shares are sold   shares are sold
                                                                                   sold
--------------- ------------------------- ----------------------- ---------------- ------------ ----------------- ----------------
Common Stock    Michael Gerl              2,275,000 shares(1),
                207 9th Ave. NW           President, Treasurer,        38.7%(1)        14.3%         20.9%             27.2%
                Mandan, ND 58554          Director

Common Stock    Dina Gerl                 2,275,000 shares(1),
                207 9th Ave. NW           Vice President,              38.7%(1)        14.3%         20.9%             27.2%
                Mandan, ND 58554          Secretary, Director

Common Stock    Pauline Enyart            775,000 shares(2),
                1704 Hwy 1806 S           Director                      13.2%           4.9%          7.1%              9.3%
                Mandan, ND 58554

Common Stock    All directors and named
                executive officers as a   5,325,000 shares              90.6%          33.5%         48.9%             63.7%
                group

(1) Michael Gerl and Dina Gerl are married. Therefore, prior to the offering, they own 4,550,000 shares of our common stock, in the aggregate, or 77.4% of our total issued and outstanding stock prior to any stock being sold in this offering.
(2) Pauline Enyart's daughter, Tina Perry, owns 275,000 shares of our common stock and Ms.Enyart's son, John Feaselman, owns 275,000 shares of our common stock. Neither John nor Tina live with Ms. Enyart and both are adults.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
--------------------------

We are authorized to issue 100,000,000 shares of $.001 par value common stock and 25,000,000 shares of $.001 par value preferred stock. As of March 13, 2002, 5,875,000 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
--------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
    o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. Article V of our Bylaws provides for, under certain circumstances, the indemnification of our officers and directors. We anticipate we will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. In May 2001, we issued 2,275,000 shares of our common stock to Michael Gerl, our President, Treasurer and one of our directors, and 2,275,000 shares of our common stock to Dina Gerl, our Vice President, Secretary and one of our directors, in exchange for assets valued at $4,550.

Description of Business
------------------------

Our Background.  We were incorporated in Nevada on May 22, 2001.

Our Business. We intend to offer customized computer systems assembled according to our customers' specifications. Currently, we primarily serve customers in the Bismarck-Mandan area of North Dakota, but have received requests from out-of-state customers as well. We have not sold any computers to any out-of-state customers as of the date of this prospectus. We began operations in 1998 as MAD Marketing, a sole proprietorship. Our initial plan was to provide custom built computers out of the home of our founders Michael and Dina Gerl. Our business grew slowly until customers began telling us that they preferred a storefront and a place where they can actually view our products. As a result, in December of 1998 we opened a store located in Mandan, North Dakota. Our initial focus was on providing custom built computers, primarily hardware. However, we began receiving requests for computer repair, networking, and for computer parts and accessories. Consequently, we now provide these types of services. As a result of our expansion, we have outgrown our current store location. We are currently seeking additional space to accommodate our expanding operations.

Our Customized Computer Business. We believe that our greatest strength is our commitment to providing quality products and service to every customer. We believe that we have established an excellent reputation through word of mouth advertising. Specifically, we encourage our customers and officers and directors to "tell a friend" about our services and products. We also strive to be flexible and responsive in providing our customized services. We pay particular attention to each of our customer's specifics needs. Many times we encounter a customer who is not entirely sure what they want. We strive to provide easy to understand information about the latest developments. We believe this approach allows the customer to make an informed and educated decision.

We also listen to our customer's comments and questions. We attempt to help our customer's avoid making a mistake in buying a system that does not fit their needs, even if that means suggesting a less expensive system. We take the time to answer questions before the customer buys, and if they want more information we will direct them to the proper source. When a customer buys from us, we want them to be able to explain to their friends why they bought the system or component from us, how it works and most importantly, we want our customer to be satisfied.

Even though hardware is essential to the ever-changing computing environment, our approach is to provide outstanding service and support even after a sale. We recognize that our industry is a service and support business. After the purchase and until the next upgrade, we believe it is service and support that determines the overall computing success. We also believe that proper service and support increases the return on a customer's investment.

We specialize in providing both commercial and residential customers with customized, quality personal computers. We take great pride in the fact that we provide quality:

    o    Custom-built computer systems;

    o    Custom upgrades to the computer systems;

    o    Wholesale pricing on all computer needs; and

    o    Trouble-shooting, computer repair and computer configuration.

We provide complete systems as well as individual components including, but not limited to, cases, motherboards, cpus, ram, hard drives, cd-roms, cd-rws, floppy drives, zip drives, video cards, sound cards, modems, network cards, network hubs, speakers, monitors, keyboards, mice, scanners, printers, cameras, cables, adapters, cpu fans, case fans, power supplies, laptops, usb cards, mic/headsets, & software.

One of the challenges we face is to recruit, hire, and train the competent individuals to assist us in realizing our expansion plans. In order to make sure this challenge is adequately addressed, we will be implementing an aggressive recruiting, screening, and training process. All employees will be given specific performance goals and incentives, as well as frequent evaluations. We hope that this will assist us in realizing our growth goals.

Our Target Markets and Marketing Strategy. Since the introduction of personal computers in the United States, we believe that their usage has grown. We believe that almost every business or profession needs computers, in one form or another. We also believe that the growth of the Internet has leveled the playing field for many smaller companies as even the smallest companies have access to information which was available only to the larger companies prior to the advent of the Internet. Companies that once served only local markets are now able to serve global markets simply through their connection on to the Internet. The Internet also provides individuals access to vast amounts of information. We believe that personal computers ("PC") and the Internet have made the most difficult tasks easier.

We believe that the PC market is continually growing and changing. With constant growth and change comes ever-increasing opportunity. As both hardware and software are upgraded and changed, so are customer's needs and desires. Our customers are constantly looking for the latest upgrade while looking to increase their capacity to efficiently accomplish their goals, whether business or personal. Therefore, repeat business is a large part of our business. Up until recently, a large percentage of our revenues have come from the residential market. However, we plan to increase our focus to include the commercial market as well. We are currently pursuing several commercial clients while actively participating in the bidding for work from governmental agencies located in the state of North Dakota. We believe that if we can increase our brand awareness within the state of North Dakota as a quality customized hardware provider, we will see an increase in the amount of work provided to North Dakota governmental agencies.

Part of the challenge in becoming a provider of computers to the commercial market is marketing our products as necessary to increase productivity. Technology and productivity are two terms that have become almost synonymous. Most organizations could realize increases in technology-driven productivity, even if they stopped purchasing new hardware and software. We believe that businesses typically do not fully leverage their hardware and software. We believe that there are numerous reasons, including the following:

    o Lack of awareness of the existence of a software program, either on one's PC or in one's organization;
    o    Inefficient usage of software;

    o    Inadequately-configured PC's;
    o    High network traffic;
    o    Difficulty obtaining technical support; and
    o    Excessive PC down time.

In showing businesses how they can become more productive, we hope to add tremendous value to our products as well as to the services we provide.

Since the inception of MAD Marketing, a sole proprietorship, we have focused on developing our reputation for quality and service. We believe that our reputation has created a certain degree of positive word-of-mouth advertising and referrals which we believe have led to increased sales.

We plan to hire additional staff after our revenues justify such action and only after we secure additional space. We believe the most important new position will be a Marketing Manager (described in more detail below). As soon as we are able to hire a Marketing Manager, we will shift our marketing focus from the current small, localized program to a more regional marketing campaign. The main emphasis will be to increase our market share. Our marketing campaign will likely include:

         o Television and newspaper advertising and radio spots. We plan to advertise on the radio. Our radio spots will likely involve interaction between our President, Mike Gerl, and local radio station Disc Jockeys. We anticipate that the spots will provide Mr. Gerl with the opportunity to talk to listeners about our business. We also anticipate that the campaign will include a series of live remotes from our planned store locations. We plan to give away prizes in an effort to encourage listeners to come to our planned stores. We also hope to advertise on television, starting with local cable spots. Finally, we plan to take out newspaper ads announcing sales and new product lines.

         o Direct mail campaigns. We plan to send out mailings which announce opportunities for product discounts and free computer consultations for businesses. We plan to monitor each campaign in order to track results so that we can determine the campaigns which obtain the most value.

         o Free promotions. Once we hire a Marketing Manager, that person will be responsible for coordinating our planned free promotions. The businesses receiving the free promotions will be offered one hour of free computer evaluation time. One of our technicians will go to the business to service the computer systems for one hour. We hope that this will lead to additional requests while the technicians are on-site. Various state and local governmental agencies will be offered similar promotions. The Bismarck-Mandan area is home to several governmental agencies which we believe makes this area a very good market for continual updating of computer hardware.

We also plan to promote our products and services and attract new customers through our proposed website. Our website development is in the preliminary stage. Our website will allow customers to customize and build their own systems online. The website will be capable of taking orders and communicating directly with our planned staff. Our proposed website will also provide for credit card capabilities.

Growth Strategy. We believe that expanding our market reach and presence in other markets is the key to our continued growth. In order to do that effectively, we plan to effectuate a company wide expansion program. Our plans include installing a state-of-the-art computer network that will connect Mandan, North Dakota to a planned new store location in Minot, North Dakota. We hope that the planned system will provide our management with the tools to cost-effectively manage projected growth. We also plan to implement a marketing program designed to increase our market presence and showcase new services and products. In addition, we plan to design and develop a corporate regional training facility. We anticipate that our planned facility will be capable of hosting training classes for 15-20 people.

Our planned corporate headquarters will be responsible for all accounting, billing, tracking, administrative, and management activities. We plan to provide all the necessary training for the individuals who will work at the planned Minot, North Dakota location. We also plan to hire individuals to fill the following positions:

         o Store Manager for the Minot location. This individual will be responsible for managing and expanding the Minot store. We will look for an individual with a background in business management, accounting, computers, marketing, and customer relations.

         o Marketing Manager. This individual will have responsibility for marketing for both store locations as well as our planned training programs. We will look for an individual with a background in marketing campaigns, computers, retail sales, and management.

         o Network Systems Manager. This individual will build and install the network system which will connect the company headquarters to both the planned Minot store and the planned corporate training facility. In addition, they will be responsible for writing and implementing standards for the service department. We anticipate that the standards will provide operating levels for all service people to follow on a daily basis. We will look for an individual with experience in management, computer hardware and software, computer training, and networking. They will be responsible for hiring a computer technician for each location to handle ongoing computer service and repairs.

         o Clerical support. Each of our planned store locations will employ a person responsible for receptionist duties, customer assistance and bookkeeping.

         o Corporate Trainer. This individual will develop and maintain the corporate training facility. We will seek an individual with experience in training, computer hardware and software, and business administration.

         o Telecommunication Systems Manager. This person will manage and supervise a small crew of telecommunication systems technicians. We will seek an individual with experience in management, telecommunication systems, computer hardware and software, and technical support.

We believe that a major component of our expansion plans is to find the right location to house both the new Mandan store and the corporate headquarters. The new space must be large enough to address all the needs of the new store such as space to display our computer hardware and a planned line of accessories. In addition, the new space must provide a large area for corporate offices, the service department, and sufficient space to accommodate the corporate regional training facility.

In order for us to further broaden our revenue base, we hope to expand our services to include installation services for telecommunication systems as well as computers and networks. Since most state-of-the-art telecommunication systems are Windows based and operate on a LAN, they are a natural addition to our product and service line. In order to accomplish this expansion we plan to retain a Telecommunication Systems Manager. This person will be responsible for acquiring installation contracts from major telecommunication system vendors. We believe such an expansion will allow us the opportunity to become a dealer for telecommunication systems.

We believe that the corporate regional training facility will provide another way for us to increase our revenue. The Corporate Trainer will be responsible for working with the marketing department to offer computer-training programs to local businesses. These programs will be based on an assessment of the individual needs of the particular business. Training for many types of software and hardware will be available as well as on-site employer training. As we hope to become more involved in telecommunications, we anticipate that our training offerings will reflect new product and service lines. We anticipate that our training offerings will be available in Western North Dakota during the first year we implement the program and then will be offered in other areas of North Dakota in the second year.

Our Proposed Website. We anticipate that our website will be developed by a local web design firm. We intend to design a user-friendly website which provides prospective clients with a complete listing of our available products and services. We plan to design our website to allow current and potential clients to ask our technical consultants questions about computers, software and hardware. We believe that will allow us to tailor our products and services to each particular client. After the website is operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

    o    these agreements will not be breached;

    o    we would have adequate remedies for any breach; or

    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for providing customized computer systems is highly competitive. In order to compete effectively in our industry, we must provide be able to quickly adapt to technological advances while providing a wide range of quality services and products at a reasonable cost. The changing software and hardware industry has made adaptation imperative. We must hire competent individuals to assist us in remaining current on the latest developments. In providing our products and services, we will likely compete with companies such as: Computer One, C-Ram, and the large office supply stores like Staples and Office Depot. It is not always easy to remain price competitive. However, as we continue to grow and develop, our focus will be on providing not only the customized services our customers have come to expect, but we will also focus on providing new services such as computer training seminars and providing telecommunications products.

One of the ways we plan to stay competitive is to implement a state-of-the-art website that will allow customers to customize and build their own systems online. The website will be capable of taking orders and communicating directly with our planned staff.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer products and services not offered by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for business consulting activities. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

We compete with traditional "brick and mortar" providers of computer products and services. Once our website is operational, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our business activities are not subject to licensing or other regulatory requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting any research or development activities in the near future.

Employees. As of March 13, 2002, we had 1 full time employee and 1 part time employee. We anticipate that we will not hire any additional employees in the next six months unless we generate significant revenues. We anticipate using the services of an outside firm for website design and development.

Facilities. Our executive, administrative and operating offices are located 207 9th Avenue, N.W., Mandan, North Dakota, 58554. We do not own our offices. Michael Gerl, our President, Treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Gerl does not expect to be paid or reimbursed for providing office facilities. We believe that our current facilities are adequate for our immediate needs. However, we believe that we may need to secure additional space within the second quarter of 2002. We believe that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the twelve months ended December 31, 2001 and the twelve months ended December 31, 2000.
---------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $485 as at December 31, 2001. We did not have any accounts receivable as at December 31, 2001, but we had inventory of $3,360. We believe that our available cash is sufficient to pay our day-to-day expenditures until at least the end of May 2002. Based on our historical revenue figures, we believe that we will earn sufficient revenues to continue our current operations for the next 12 months.

Results of Operations.

Revenues. We are newly formed. We realized revenues of $59,951 for the twelve month period ended December 31, 2001 compared to revenues of $104,285 for the twelve month period ended December 31, 2000. The reduction in revenue was primarily due to reduced sales. We hope to use the funds from this offering to pay for additional marketing and expansion activities. Our goal is to expand our operations and, thereby, generate additional revenue as we expand our customer base. If we fail to expand our customer base, we believe our revenues will remain at current levels.

Operating Expenses. For the twelve month period ended December 31, 2001, our total expenses were $39,955 compared to total expenses of $30,958 for the corresponding period in 2000. Our increased expenses were primarily due to an increase in payroll expenses. The majority of those expenses were for officers' salary expenses of $12,000; payroll expenses of $14,092; and operating expenses of $11,263. For the twelve month period ended December 31, 2001 we experienced a net loss of $14,733 compared to a net profit of $2,580 for the corresponding period in 2000. We suffered a net loss for the twelve month period ended December 31, 2001, compared to a net profit in the corresponding period in 2000 primarily due to our increased expenses coupled with the significant decrease in our revenues.

Our Plan of Operation for the Next Twelve Months. To implement our business plan during the next twelve months, we will need to establish our corporate headquarters, including developing a corporate training center, open additional store locations and hire additional staff, so that we can expand our services to other areas of North Dakota and, eventually, into surrounding states. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services, including expanding our operations into areas outside Mandan, North Dakota, will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues.

We had cash of $485 at December 31, 2001. In the opinion of management, available funds coupled with anticipated revenues will satisfy our working capital requirements through the next 12 months at our current operational level. However, we are planning to expand our operations. The funds for such an expansion will come from this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We may need to raise additional financing in addition to this offering. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to fully expand our operations.

If our available funds coupled with our anticipate revenues are not enough to pay our expenses over the next 12 months, we believe that our officers and directors will assist the company in paying its expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 5,325,000 shares of our common stock, which equals approximately 33.5% of our outstanding common stock if all of the offered shares are sold, or approximately 48.9% if only half of the offered shares are sold. If only twenty-five percent of the offered shares are sold, our officers and directors will own 63.7% of our issued and outstanding stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their significant ownership of our common stock.

We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

======================================== =================================
Property                                        December 31, 2001
---------------------------------------- ---------------------------------
Cash                                                   $485
---------------------------------------- ---------------------------------
Furniture and Equipment, net                          $3,975
======================================== =================================

Our facilities. Our executive, administrative and operating offices are located at 207 9th Ave. NW, Mandan, North Dakota 58554. Michael Gerl, our President, Treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement with Mr. Gerl and we do not believe that Mr. Gerl expects to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
-----------------------------------------------

Michael Gerl, our President, Treasurer and one of our directors, currently provides office space to us at no charge. Mr. Gerl does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Gerl. However, we anticipate that Mr. Gerl will continue to provide office space to us at no charge.

We were incorporated in Nevada on May 22, 2001. Immediately following incorporation, we purchased our assets from Michael Gerl, our President, Treasurer and one of our directors, and Dina Gerl, our Vice President, Secretary and one of our directors. We issued Mr. and Mrs. Gerl a total of 4,550,000 shares of our common stock for those assets. The acquired assets were valued at $4,550.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectuses where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors consent; and
    o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
---------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of March 13, 2002, there were five record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Michael Gerl - President, Treasurer          2001      $12,000         None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002     $12,000(1)       None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Dina Gerl - Vice President, Secretary        2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

(1) The compensation figure is estimated. We anticipate that Michael Gerl may agree to defer his compensation until we are earning additional revenues.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Employment Contracts. We anticipate that we will enter into employment agreements with Michael Gerl, our President and Treasurer, and Dina Gerl, our Vice President and Secretary. We have not negotiated the specific terms and conditions of such agreements. We anticipate that we will enter into such agreements when, and if, we are earning sufficient revenues.

Financial Statements
---------------------





                               MAD Marketing INC.


                                December 31, 2001




















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                  Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)

                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's

Board of Directors
MAD Marketing Inc.
                          INDEPENDENT AUDITOR'S REPORT
                          -----------------------------

I have audited the accompanying balance sheet of MAD Marketing Inc. (Company) as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.
San Antonio, Texas
January 12, 2002

                               MAD Marketing Inc.
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------

Current Assets
---------------
      Cash                                                          $             485
      Inventory                                                                 3,360

                                                                    ------------------
             Total Current Assets                                                                    3,845

Fixed Assets
-------------
      Furniture & Equipment                                                     4,500
      Less:Accumulated Depreciation                                              (525)
                                                                    ------------------
                                                                                                     3,975
                                                                                         ------------------

                                                                                         ------------------
             Total Assets                                                                $           7,820
                                                                                         ==================

                              L I A B I L I T I E S
                             ----------------------

Current Liabilities
-------------------
      Accrued Wages                                                            12,000
      Advances from Officer                                                         -
                                                                    ------------------
             Total Current Liabilities                                                              12,000
                                                                                         ------------------
             Total Liabilities                                                                      12,000

      Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      --------------------------------------

Preferred Stock                                                                     -
      25,000,000 authorized shares, par value $.001
      no chares issued and outstanding
Common Stock                                                                    5,875
      100,000,000 authorized shares, par value $.001
      5,875,000 shares issued and outstanding
Additional Paid-in-Capital                                                      4,678
Accumulated Deficit                                                           (14,733)
                                                                    ------------------

             Total Stockholders' Equity (Deficit)                                                   (4,180)
                                                                                         ------------------
             Total Liabilities and Stockholders' Equity                                  $           7,820
                                                                                         ==================


                The accompanying notes are integral part of the
                       consolidated financial statements.

                               Mad Marketing Inc.
                             Statement of Operations

                                                                  For the Twelve Months Ended
                                                               December 31          December 31
                                                           -----------------------------------------
                                                                   2001                2000
                                                           -----------------------------------------
Revenues:
---------
       Revenues                                            $             59,951    $        104,285
                                                           -----------------------------------------
            Total Revenues                                                    -                   -

Cost of Revenues:
-----------------
       Cost of Revenues                                                  34,729              70,747
                                                           -----------------------------------------
       Gross Profit                                                      25,222              33,538

Expenses:
---------
       Consulting                                                         2,600                   -
       Officers' Salary                                                  12,000              18,500
       Payroll Expenses                                                  14,092                   -
       Operating Expenses                                                11,263              12,458
                                                           -----------------------------------------
            Total Expenses                                               39,955              30,958

            Net Loss from Operations                       $            (14,733)   $          2,580

Provision for Income Taxes:
---------------------------

       Income Tax Benefit                                                     -                   -
                                                           -----------------------------------------
            Net Loss                                       $            (14,733)   $          2,580
                                                           =========================================
Basic and Diluted Earnings Per Common Share                               (0.00)               0.00
                                                           -----------------------------------------
Weighted Average number of Common Shares                              5,875,000           5,875,000
used in per share calculations                             =========================================



                The accompanying notes are integral part of the
                       consolidated financial statements.

                               MAD Marketing Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of December 31, 2001


                                                          $0.001             Paid-In             Accumulated       Stockholders'
                                    Shares              Par Value            Capital               Deficit             Equity
                                 ---------------     -----------------   -----------------    ------------------  -----------------
   Balance, January 1, 2000                   -      $              -    $              -     $               -   $              -

    Net (Loss)                                                                                            2,580              2,580

                                 --------------------------------------------------------------------------------------------------
   Balance, December 31, 2000                 -                     -                   -                 2,580              2,580

     5/24/01
   Stock Issuance for Assets          4,550,000    -            4,550               3,353                     -              7,903

     5/24/01
    Stock Issued for Services         1,325,000                 1,325               1,325                                    2,650

    Net (Loss)                                                                                          (14,733)           (14,733)


                                 ---------------     -----------------   -----------------    ------------------  -----------------
   Balance, December 31, 2001         5,875,000                 5,875               4,678               (14,733)            (4,180)
                                 ==================================================================================================

   Retroactively Restated




                The accompanying notes are integral part of the
                       consolidated financial statements.

                               MAD Marketing Inc.
                             Statement of Cash Flows

                                                                        For the Twelve Months Ended
                                                                to December 31              December 31
                                                           ------------------------------------------------
                                                                     2001                      2000
                                                           ------------------------------------------------
Cash Flows from Operating Activities:
-------------------------------------
       Net Income (Loss)                                   $            (14,733)     $              2,580

       Changes in operating assets and liabilities:
           Stock Issued for Services                                      2,600                         -
           Inventory                                                      1,143                    (2,215)
           Accrued Wages                                                  8,600                     3,000
                                                           ------------------------------------------------
Net Cash Used in Operating Activities                      $             (2,390)     $              3,365


Cash Flows from Investing Activities:
--------------------------------------

       Capital Expenditures                                                   -                         -
                                                           ------------------------------------------------
Net Cash Used in Investing Activities                      $                  -      $                  -
                                                           ------------------------------------------------
Cash Flows from Financing Activities:
-------------------------------------

       Advances from Officers                                                 -                         -
       Common Stock                                                           -                         -
                                                           ------------------------------------------------
Net Cash Provided for Financing Activities                 $                  -      $                  -
                                                           ------------------------------------------------
Net Increase (Decrease) in Cash                            $             (2,390)     $              3,365

Cash Balance,  Begin Period                                               2,875                      (490)
                                                           ------------------------------------------------
Cash Balance,  End Period                                  $                485      $              2,875
                                                           ================================================
Supplemental Disclosures:
       Cash Paid for interest                              $                  -      $                  -
       Cash Paid for income taxes                          $                  -      $                  -
       Stock Issued for Assets                             $              7,903      $                  -
       Stock Issued for Services                           $              2,600      $                  -




                The accompanying notes are integral part of the
                       consolidated financial statements.

                               MAD Marketing Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
------------------------------------------------------

Organization
------------

MAD Marketing Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 28, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 2,050,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

Development Stage Enterprise
------------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
-------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Inventory
----------

Inventory is valued at cost with the balance at December 31, 2001 being $3,360.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
-------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                               MAD Marketing Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Revenues and directly related expenses are recognized in the period in which they occur. Revenues are recognized from computer repair jobs as they are completed. These jobs are short-term jobs that last from 3 to 7 days. Revenue and expenses are accrued at the end of the accounting periods for proper accounting in order to comply with generally accepted accounting procedures.

The Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows.

Earnings per Common Share
--------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

                               MAD Marketing Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
-------------------------------------------------------------

Comprehensive Income
---------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Segments of an Enterprise and Related Information
--------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

                               MAD Marketing Inc.
                          Notes to Financial Statements

Impairment of Long-Lived Assets
--------------------------------

The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Note 2 - Acquisitions
----------------------

On May 24, 2001, the Company acquired 100% and the assets of the Sole Proprietorship, MAD Marketing previously owned by Michael and Dina Gerl or 4,550,000 shares of the Company's common stock. The assets and liabilities transferred from the sole proprietorship, MAD Marketing are accounted for as a reorganization at their historical cost in a manner similar to "pooling of interest accounting" as noted in Accounting Interpretation - APB 16-#39. The result is a net vehicles and equipment sold in the amount of $4,500, inventory in the amount of $4,500, and $ 485 in cash less liabilities of $1,582. The $7,903 is being recorded as common stock and paid-in-capital.

Note 3  -  Common Stock
-------------------------

A total of 4,550,000 shares of common stock were issued at the organization of the Company.
The Company issued 4,550,000 shares of common stock to issued to Michael and Dina Gerl for the assets of the sole proprietorship for a total value of $7,903.

Also, in May 2001, the Company issued a total of 1,325,000 shares of its common stock to three individuals as founders shares. The shares have been valued at $.002 per share or a total of $2,650 in consulting expenses.

Note 4  -  Related Parties
---------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Michael and Dina Gerl in the form of the initial stock issuance for assets and accrued officer salaries.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services for a salary of $500 per month. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 5 - Income Taxes
----------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-

                               MAD Marketing Inc.
                          Notes to Financial Statements

Note 5 - Income Taxes (con't)
------------------------------

current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 6  -  Going Concern
-------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
---------------------------------------------------------------------------

In May 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements for the twelve months ended December 31, 2000 and the twelve months ended December 31, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the John Holt Smith 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067.

Experts
-------

Our financial statements for the twelve month period ended December 31, 2001 and the twelve month period ended December 31, 2000 appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

Additional Information
-----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
    o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $46.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately            $5,0000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May 2001, we issued 2,275 ,000 shares of our common stock to Michael Gerl, our President, Treasurer and one of our directors, and 2,275,000 shares of our common stock to Dina Gerl, our Vice President, Secretary and one of our directors, in exchange for assets valued at $4,550. During this same time, we issued 775,000 shares of our common stock to Pauline Enyart, one of our directors, in exchange for founders services valued at $775. We also issued 275,000 of our shares of common stock to John Feaselman for founders services valued at $275. Finally, we issued 275,000 shares of our common stock to Tina Perry for founders services valued at $275. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation

3.2           Bylaws

5.            Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings*

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Mandan, State of North Dakota, on March 13, 2002.

                                                Mad Marketing, Inc.,
                                                a Nevada corporation

                                                /s/ Michael Gerl
                                               --------------------------------
                                                Michael Gerl
                                                President, Treasurer, Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/Michael Gerl                                      March 13, 2002
--------------------------------------------
Michael Gerl
President, Treasurer, Director


/s/Dina Gerl                                         March 13, 2002
--------------------------------------------
Dina Gerl
Vice President, Secretary, Director


/s/Pauline Enyart                                    March 13, 2002
--------------------------------------------
Pauline Enyart
Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Michael Gerl with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Mad Marketing, Inc.


/s/ Michael Gerl                                      March 13, 2002
--------------------------------------------
Michael Gerl
President, Treasurer, Director


/s/ Dina Gerl                                         March 13, 2002
--------------------------------------------
Dina Gerl
Vice President, Secretary, Director


/s/ Pauline Enyart                                    March 13, 2002
--------------------------------------------
Pauline Enyart
Director